                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                       NEW BRUNSWICK SCIENTIFIC CO., INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                      NEW BRUNSWICK SCIENTIFIC CO., INC.




                                 ------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 30, 2001

                                 ------------
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of New Brunswick Scientific Co., Inc., a New Jersey corporation (the "Corporation"), will be held at the offices of the Corporation, 44 Talmadge Road, Edison, New Jersey 08818, on Wednesday, May 30, 2001 at 10:00 A.M. Eastern Daylight Saving Time, for the following purposes:

       1. To elect three Class II directors of the Corporation to terms of three years.

       2. To approve and adopt the New Brunswick Scientific Co., Inc. 2001 Nonqualified Stock Option Plan for Officers and Key Employees.

       3. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

     The Board of Directors has fixed the close of business on April 16, 2001, as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the meeting. A copy of the Annual Report of the Corporation for the year ended December 31, 2000 is being sent to you herewith.






                                            By Order of the Board of Directors





                                            ADELE LAVENDER, Secretary

April 17, 2001














ALL SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

                      NEW BRUNSWICK SCIENTIFIC CO., INC.
                               44 Talmadge Road
                           Edison, New Jersey 08818


                                 ------------

                                PROXY STATEMENT

                                 ------------
                        ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Shareholders of New Brunswick Scientific Co., Inc., a New Jersey corporation (the "Corporation"), to be held at the offices of the Corporation, 44 Talmadge Road, Edison, New Jersey 08818, on Wednesday, May 30, 2001 at 10:00 A.M., Eastern Daylight Saving Time. This Proxy Statement and enclosed form of proxy are being sent to shareholders commencing on or about April 17, 2001.

     You are requested to complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope. Proxies duly executed and received in time for the meeting will be voted in accordance with the directions thereon at the meeting. Such proxies may, nevertheless, be revoked at any time prior to the voting thereof by filing a written notice of revocation with the Secretary of the Corporation. Please note that mere presence at the meeting will not be effective to revoke a proxy. If you attend the meeting and wish to revoke your proxy, you still must deliver written notice to the Secretary of the Corporation before the voting thereof.

     The Board of Directors has fixed the close of business on April 16, 2001, as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the meeting. As of the record date, the Corporation had outstanding 6,115,557 shares of Common stock, the holders of which are entitled to one vote per share.


ITEM 1. ELECTION OF DIRECTORS

     The Corporation's Certificate of Incorporation provides for classification of the Board of Directors into three classes with staggered terms of office. In accordance with the Certificate of Incorporation, three directors designated as Class II directors are to be elected at the 2001 Annual Meeting. The Class II directors to be elected shall serve terms of three years.


Nominees for Directors

     The persons named on the enclosed proxy will vote such proxy for the nominees listed below and on the proxy except where authority has been withheld as to a particular nominee or as to all such nominees. The Board of Directors has no reason to believe that any of the nominees for the office of director will not be available for election as a director. However, should any of them become unwilling or unable to accept nomination for election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other persons as the Board of Directors may nominate. A majority of the votes cast by holders of Common stock is required for approval of these proposals. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

     The following table presents the name, age and principal occupation of each nominee and present director.

       NOMINEES FOR TERMS EXPIRING AT THE 2004 ANNUAL MEETING (CLASS II)



                                                                                                  First
                                                                                                Became a
Name                                 Age                  Principal Occupation                 Director In
---------------------------------   -----   -----------------------------------------------   ------------
Sigmund Freedman (1)(2) .........    84     Treasurer of the Corporation                          1958
Daniel S. Van Riper .............    60     Senior Vice President and Chief Financial             2001
                                            Officer, Sealed Air Corporation
Dr. David Pramer ................    78     Executive Assistant for Research Policy and           1962(3)
                                            Administration, Rutgers University
Terms Expiring at the 2002 Annual Meeting (Class III)
David Freedman (1)(2) ...........    80     Chairman of the Board of the Corporation              1958
Kenneth Freedman (1) ............    42     General Manager and Director/Treasurer of             1999
                                            Auricle Communications
Dr. Jerome Birnbaum .............    61     Co-founder and Director of Achillion                  2000
                                            Pharmaceuticals, Inc. and Pharmaceutical R&D
                                            Consultant
Terms Expiring at the 2003 Annual Meeting (Class I)
Peter Schkeeper .................    56     President of Schkeeper, Inc.                          1999
Kiyoshi Masuda ..................    76     President of American & Foreign Market                1980
                                            Research, Inc.; President of FerriShield, Inc.
Ernest Gross ....................    82     Attorney in Private Practice                          1984

------------

(1) Kenneth Freedman is the son of David Freedman and the nephew of Sigmund Freedman.

(2)  David and Sigmund Freedman are brothers.

(3) Dr. Pramer was previously a director of the Corporation from 1962 to 1976. He was appointed a director again on April 11, 1989.


Business Experience of Directors

     Sigmund Freedman has been Treasurer and a Director of the Corporation since its incorporation in 1958. Mr. Freedman also served as Secretary of the Corporation from 1958 to 1985.

     Daniel S. Van Riper has been Senior Vice President and Chief Financial Officer of Sealed Air Corporation, a leading global manufacturer of a wide range of food, protective and specialty packaging materials and systems since July 1, 1998. Prior to joining Sealed Air, Mr. Van Riper spent 36 years with KPMG LLP, a major independent audit and accounting firm including 26 years as a partner.

     David Pramer, Ph.D. has had a 49-year career at Rutgers University, New Brunswick, New Jersey. Dr. Pramer had served as a Professor of Microbiology and until 1994 he also served as Associate Vice President of the University responsible for corporate liaison activities and transfer of University research technology to government and industrial users. From 1980 to 1988, he was the Director of the Waksman Institute of Microbiology, a research and educational unit within the University. Dr. Pramer currently holds the position of Executive Assistant for Research Policy and Administration at the University.

     David Freedman serves as Chairman of the Corporation's Board of Directors, a position he has held since the Corporation was incorporated in 1958. Mr. Freedman previously served as President and Chief Executive Officer of the Corporation until his resignation from that position on May 1, 1989. Mr. Freedman was reappointed as Chief Executive Officer in 2000.

     Kenneth Freedman has, since February 1992, been employed by Auricle Communications, a not-for-profit corporation dedicated to radio programming. From 1985 to 1991 he was the Station Manager of WFMU-FM in East Orange, New Jersey.

     Jerome Birnbaum, Ph.D. is a Co-founder and Director of Achillion Pharmaceuticals, Inc., a start-up biotechnology company. Previously, Dr. Birnbaum was employed by Merck and Co., Inc. from 1970-1987 in various positions culminating as Vice President, Microbiology and Agricultural Research. From 1987 until his retirement in January 2000 he was employed in various positions by Bristol-Myers Squibb Company culminating as Senior Vice President, Strategic R&D Operations.

     Peter Schkeeper has, since January 1, 1993, been the President of Schkeeper Inc., a professional engineering inspection services company. From 1972 to 1992 Mr. Schkeeper was employed by Valcor Engineering Corporation in a number of different positions ending with division President.

     Kiyoshi Masuda has been the owner and President of American & Foreign Market Research, Inc. since 1958. From 1985 to 1994 he was President of Yano Research Institute USA, Ltd. Since 1994 he has been President of FerriShield Inc.

     Ernest Gross is an attorney-at-law who retired in 1984 from Rutgers University where he had been a Professor and Associate Director of the Institute of Management and Labor Relations from 1971 to 1983.

     From 1980 to 2001, Martin Siegel served as a director of the Corporation and will retire as a director at the end of his term which expires at the Corporation's annual meeting on May 30, 2001.


Committees

     The Board of Directors has an Audit Committee, consisting of Messrs. Siegel (until May 30, 2001), Schkeeper and Gross, whose function is to meet with management and the independent auditors on matters pertaining to the Company's financial statements and internal accounting controls. This Committee met four times during the year ended December 31, 2000. The Board has a Compensation Committee which consists of Messrs. Masuda, Pramer, and Gross which met seven times during the year ended December 31, 2000. This Committee reviews the Corporation's policies with respect to employment, pension benefits and stock option plans and recommends modifications to such policies. The Board has an Executive Committee consisting of Messrs. David Freedman, Schkeeper, Gross and Siegel (until May 30, 2001). This Committee handles certain matters that do not require action by the full Board and represents the interests of the Board in connection with matters arising between Board meetings. This Committee met 18 times during the year ended December 31, 2000. The Board also has a nominating committee consisting of Messrs. David Freedman, Schkeeper and Pramer which met one time during the year ended December 31, 2000. This Committee acts as a screening committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors and evaluates prospective nominees identified by the Committee on its own initiative or referred to it by other Board members, management, shareholders or external sources. Names of prospective candidates must be submitted in writing to the Secretary of the Corporation by December 21, 2001 for referral to the Committee. Any shareholder who wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with procedures set forth in the Corporation's By-Laws.

     During the year ended December 31, 2000, there were seven meetings of the Board of Directors. Kenneth Freedman and Dr. Birnbaum did not attend two of the Board meetings held during 2000.

                       SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information, as of April 16, 2001, concerning the beneficial ownership of the Corporation's Common stock for (a) each director (and nominee for director); (b) each of the named officers (the "Named Executive Officers" as defined in the Executive Compensation section); and (c) all directors and executive officers of the Corporation as a group. Unless otherwise indicated, stock ownership includes sole voting power and sole investment power.



                                                                     Amount and
Name of                                                              Nature of
Beneficial                                                           Beneficial         Percent of
Owner                                                                Ownership            Class
------------------------------------------------------------   ---------------------   -----------
   Sigmund Freedman (1) ....................................          890,835(2)          14.6%
   Daniel S. Van Riper .....................................            5,000                 (4)
   Dr. David Pramer ........................................           46,843(3)(5)           (4)
   David Freedman (1) ......................................          920,477(2)(6)       15.1%
   Kenneth Freedman (1) ....................................           38,506(3)              (4)
   Dr. Jerome Birnbaum .....................................            3,750(3)              (4)
   Peter Schkeeper .........................................            3,750(3)              (4)
   Kiyoshi Masuda ..........................................           55,670(3)              (4)
   Ernest Gross ............................................           59,448(3)(7)           (4)
   Samuel Eichenbaum .......................................           33,153(8)              (4)
   Dr. Lee Eppstein ........................................            9,568(8)              (4)
   All directors and executive officers as a group .........        2,110,584(9)          34.5%


------------

(1) Messrs. David and Sigmund Freedman are brothers, Kenneth Freedman is the son and nephew of David and Sigmund Freedman, respectively. Although neither David, Sigmund or Kenneth Freedman is the beneficial owner of the stockholdings of any of the others, if David, Sigmund and Kenneth Freedman choose to act in concert they would control 30.2% of the Common stock of the Corporation including 3.4% attributable to shares which may be acquired within 60 days under stock option agreements and stock option plans.

(2) This figure includes shares which may be acquired within 60 days under stock option agreements and under the 1998 Stock Option Plan for 10% Shareholder-Directors as follows: David Freedman -- 112,604 and Sigmund Freedman -- 91,354.

(3) This figure includes respective shares which may be acquired within 60 days under stock option plans for nonemployee directors as follows: Mr. Masuda -- 30,309, Mr. Gross -- 48,388; Dr. Pramer -- 35,020; Mr. Schkeeper --
     3,750; Dr. Birnbaum -- 3,750 and Kenneth Freedman -- 3,750.

(4)  Less than 1 percent.

(5) This figure includes 1,536 shares owned by Dr. Pramer's wife and 5,159 shares owned jointly by Dr. Pramer and his wife.

(6) This figure includes 135,839 shares owned by Mr. Freedman's wife directly but does not include 59,418 shares owned by a trust for the benefit of Mr. Freedman's wife. Mr. Freedman has neither voting nor investment control over the shares held by the Trust.

(7) This figure includes 1,536 shares owned by Mr. Gross' wife and 9,524 shares owned jointly by Mr. Gross and his wife.

(8) This figure includes respective shares which may be acquired within 60 days under the 1991 Nonqualified Stock Option Plan for Officers and Key Employees as follows: Mr. Eichenbaum -- 10,053; and Dr. Eppstein -- 7,633.


(9) This figure includes 362,834 shares which may be acquired by the officers and directors as a group within 60 days under Nonqualified Stock Option Agreements, the 1991 Stock Option Plan for Officers and Key Employees, the 1998 Stock Option Plan for 10% Shareholder-Directors and the 1989 and 1999 Stock Option Plans for Nonemployee Directors.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information, as of April 16, 2001, concerning the only persons who, to the best of Management's knowledge, own beneficially more than five percent (5%) of the Corporation's Common stock. Unless otherwise indicated, stock ownership includes sole voting power and sole investment power.



Name and Address of                     Amount and Nature of     Percent of
Beneficial Owner                        Beneficial Ownership       Class
-------------------                     ---------------------    ----------
   David Freedman (1)                        807,873(2)(3)         13.2%
   44 Talmadge Road
   Edison, New Jersey 08818

   Sigmund Freedman (1)                      799,481(3)            13.1%
   44 Talmadge Road
   Edison, New Jersey 08818

   Dimensional Fund Advisors, Inc.           384,609                6.3%
   1299 Ocean Avenue - 11th Floor
   Santa Monica, California 90401

   Royce & Associates, Inc.                  344,070                5.6%
   1414 Avenue of the Americas
   New York, NY 10019


------------
(1) Messrs. David and Sigmund Freedman are brothers. By virtue of their stockholdings, they may be deemed to be "control persons" of the Corporation. Although neither brother is the beneficial owner of the stockholdings of the other, if David and Sigmund Freedman choose to act in concert they would control 26.3% of the Common stock of the Corporation.

(2) This figure includes 135,839 shares owned by Mr. Freedman's wife directly but does not include 59,418 shares owned by a trust for the benefit of Mr. Freedman's wife. Mr. Freedman has neither voting nor investment control over the shares held by the trust.

(3) This figure excludes shares which may be acquired within 60 days under stock option agreements and under the 1998 Stock Option Plan for 10% Shareholder-Directors as follows: David Freedman -- 112,604 and Sigmund Freedman -- 91,354.


Executive Officers

     The following table presents the name, age and present office or position of each of the Corporation's executive officers:



             Name                Age               Present Office or Position (1)
-----------------------------   -----   ----------------------------------------------------
David Freedman ..............    80     Chairman of the Board and Chief Executive Officer
Sigmund Freedman ............    84     Treasurer
Adele Lavender (2) ..........    76     Secretary
Samuel Eichenbaum ...........    61     Vice President, Finance and Chief Financial Officer
James Orcutt ................    43     President, Life Sciences Division
Dr. Lee Eppstein ............    58     Vice President, Technology

------------

(1) Messrs. David and Sigmund Freedman are also directors of the Corporation (see "Election of Directors" above). Adele Lavender, who had served as Administrative Assistant to Mr. David Freedman from 1970 until June 30, 1990, was appointed Secretary of the Corporation in 1985. Mr. Eichenbaum was appointed Chief Financial Officer of the Corporation in February, 1985 and Vice President, Finance in May 1990. Mr. Eichenbaum was Assistant Treasurer of the Corporation from May, 1986 through April, 1990. James Orcutt was appointed President of the Life Sciences Division in May 2000. Dr. Eppstein was appointed Vice President, Technology in February 2000.

(2) Ms. Lavender retired from her position as Administrative Assistant to Mr. David Freedman effective June 30, 1990. Ms. Lavender continues to serve on a part-time basis and in an emeritus capacity as Secretary of the Corporation.

     The officers serve at the pleasure of the Board of Directors, except for David Freedman, who has an employment agreement with the Corporation. The officers are normally elected at the meeting of directors immediately following the Annual Meeting of the Shareholders and serve until their successors are elected and qualified.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the Nasdaq. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that, during the year ended December 31, 2000, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis except that the following individuals failed to file timely reports for such fiscal year: Kenneth Freedman failed to file a Form 3 with his initial holdings of the Corporation's Common stock at the time he joined the Board of Directors and did not report his August 3, 2000 option grant for 7,500 shares on a timely filed Form 5 report for fiscal 2000 but instead has reported both the option grant and his initial holdings on a late Form 5 filing; Dr. David Pramer failed to file a Form 4 report for Common stock of the Corporation he acquired pursuant to the exercise of stock options during fiscal 2000 and has filed a Form 5 report for fiscal 2000 for those acquisitions. Kiyoshi Masuda did not report his August 3, 2000 option grant for 7,500 shares on a timely filed Form 5 report for fiscal 2000 but instead has reported the option grant on a late Form 5 filing. James Orcutt failed to file a Form 4 report for Common stock of the Corporation he purchased in December 2000 and has filed a Form 5 report for fiscal 2000 for that purchase. Dr. Lee Eppstein failed to file a Form 4 report for Common stock of the Corporation he sold in December 2000 and has filed a Form 5 report for fiscal 2000 for that sale.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary for the last three fiscal years of the compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Corporation and the most highly compensated executive officers whose individual remuneration exceeded $100,000 for the last fiscal year (the "Named Executive Officers").


                          SUMMARY COMPENSATION TABLE

                            Annual Compensation(1)




      Name and Principal Position            Year      Salary ($)    Options (#) (2)
      ---------------------------            ----      ----------    ---------------
   David Freedman                            2000       $252,000          50,000
   Chairman of the Board                     1999        235,500          24,200
                                             1998        223,500          30,250

   Sigmund Freedman                          2000        101,000           7,500
   Treasurer                                 1999        101,000          24,200
                                             1998         98,000          30,250

   Samuel Eichenbaum                         2000        148,303          18,000
   Vice President, Finance                   1999        122,173              --
    and Chief Financial Officer              1998        103,461          18,150

   Dr. Lee Eppstein                          2000        120,000          15,000
   Vice President, Technology

   Ezra Weisman (3)                          2000         11,538              --
   President and Chief Executive Officer     1999        200,000              --
                                             1998        190,000          24,200

------------
(1) While each of the Named Executive Officers received perquisites or other personal benefits in the years set forth above, the value of these benefits are not indicated since they did not exceed in the aggregate the lesser of $50,000 or 10% of the Named Executive Officer's salary and bonus in any year.

(2) Does not include options to purchase membership interests in DGI BioTechnologies, Inc., the Corporation's majority-owned drug discovery operation further described below.

(3) Mr. Weisman left the Corporation in January 2000 and under the terms of a settlement agreement in connection therewith, will receive annually, for three years, amounts equal to his 1999 salary payable weekly.

     The Directors of the Corporation who are not also full time employees of the Corporation are paid $10,000 annually plus $600 for each Board meeting they attend, $300 for each Committee meeting they attend lasting less than 2 hours, $400 for each meeting in excess of 2 hours and $400 per day for special assignments. Committee chairmen receive an annual fee of $2,500 in addition to $500 for each meeting they attend. Members of the Executive Committee receive an annual fee of $1,000 in addition to $500 for each meeting they attend. In addition, outside Directors of the Corporation (i.e., those who are not also officers of the Corporation) are eligible to be granted options to purchase stock in the Corporation pursuant to the Corporation's 1999 Stock Option Plan for Nonemployee Directors and were eligible for options under a predecessor plan which expired in 1999. Option prices are set at not less than 85% of the fair market value of the stock on the date of grant. These options are generally exercisable over a five-year period in 20% annual installments beginning one year after date of grant. David Freedman and Sigmund Freedman, who are not eligible for grants of options under this plan, are the sole members of the plan committee which determines option grants and exercise prices. The following table indicates the number of options granted to eligible Directors in 2000 and the exercise price thereof of the Corporation's Common stock on the date of grant.

                                Number of Shares
                                   Granted At
            Name               $7.00 Per Share (1)
----------------------------  --------------------
  Dr. David Pramer .........         7,500
  Kiyoshi Masuda ...........         7,500
  Ernest Gross .............         7,500
  Peter Schkeeper ..........         7,500
  Kenneth Freedman .........         7,500

------------
(1) Fair market value on the date of grant.


     The Corporation entered into an Employment Agreement (the "Agreement") with Mr. David Freedman on January 1, 1999 (amended as of January 1, 2000). The Agreement runs for a term of three years and provides for payment of an annual salary of $235,500, with increases and bonuses at the Board's discretion, business expenses and use of a company car. If the Agreement is terminated because of death or disability, the Corporation shall pay within 45 days, a benefit equal to Mr. Freedman's annual salary. If it is terminated for cause, the Corporation has no further obligations after the date of termination. If the Agreement is terminated due to Mr. Freedman's retirement from active service to the Corporation as an employee during the term of the Agreement, or at its termination or any extension thereof, the Corporation shall pay to Mr. Freedman, over 36 months, a retirement benefit equal to three (3) times the annual salary payable to Mr. Freedman at the time of such retirement.


     David Freedman and Samuel Eichenbaum, in their capacity as members of the Board of Directors of DGI BioTechnologies, Inc. (DGI), the Corporation's majority-owned drug discovery operation, in 1996 each received options to purchase 18,121 shares in DGI.


     The Corporation entered into termination agreements with each of the Named Executive Officers. Those agreements provide for payments by the Corporation to such individuals in the event that their employment relationship with the Corporation is terminated as a result of a transaction, not approved by the Corporation which effects a change in control of the Corporation, in an aggregate amount equal to 125% of the total salary and bonuses paid to them during the two years preceding their termination.


     The estimated amounts of compensation that would have been owed to the Named Executive Officers assuming that such terminations occurred as of March 31, 2001 are as follows: David Freedman -- $605,686; Sigmund Freedman -- $252,500; and Samuel Eichenbaum -- $346,778; and, Dr. Lee Eppstein -- $293,586.



     In addition, the Corporation has entered into a termination agreement with Samuel Eichenbaum which provides for a payment equal to 200% of his current annual base salary at the time of such termination if he is involuntarily terminated for any reason after the occurrence of a change in control of the Corporation. The Corporation loaned Mr. Eichenbaum $51,250 in August 1998 for 10 years without interest in order to exercise options for 15,372 shares of the Corporation's Common stock. These shares of stock have been pledged to the Corporation to secure the loan.


All Other Compensation


     As a result of the interest-free loan to Mr. Eichenbaum (in order to exercise certain stock options) the Corporation has foregone $3,039 in interest.


Pension Plan


     The Named Executive Officers participate in the Corporation's Salaried Employees' Retirement Plan (the "Pension Plan"), which provides pension benefits to all salaried employees of the Corporation meeting certain age and length of service requirements. The following table sets forth the estimated annual pension benefits from the Pension Plan, based upon a maximum salary of $160,000 per year payable upon retirement at Normal Retirement Date:

                           Estimated Annual Benefits
                          Years of Continuous Service



 Annual Salary        10          20           30           40           45
---------------   ---------   ----------   ----------   ----------   ----------
    $ 60,000       $ 6,508     $13,240      $19,972      $25,738      $28,138
    $ 80,000       $ 8,828     $17,960      $27,092      $34,858      $38,058
    $100,000       $11,148     $22,680      $34,212      $43,978      $47,978
    $120,000       $13,468     $27,400      $41,332      $53,098      $57,898
    $140,000       $15,788     $32,120      $48,452      $62,218      $67,818
    $160,000       $18,108     $36,840      $55,572      $71,338      $77,738
    $170,000       $19,268     $39,200      $59,132      $75,898      $82,698

     The normal retirement benefit formula for plan participants provides that benefits are the sum of the following:

       1. .5% of annual compensation up to $7,800 plus 1% of annual compensation in excess of $7,800 multiplied by Credited Service prior to January 1, 1983.

       2. .6% of annual compensation up to $7,800 plus 1.2% of annual compensation in excess of $7,800 for each year of Credited Service from January 1, 1983 to Normal Retirement Date up to a maximum of 35 years (maximum includes years of service prior to January 1, 1983) (as such terms are defined in the Pension Plan).

       3. .8% of annual compensation for each year of Credited Service in excess of 35 years.


     The benefit amounts listed in the above table are not subject to any deduction for Social Security or other offset amounts. As of December 31, 2000, the years of credited service under the Pension Plan for Messrs. David Freedman; Sigmund Freedman, Samuel Eichenbaum and Dr. Lee Eppstein are 54, 54, 15 and 18, respectively. During the fiscal year ended December 31, 2000, benefits under the Pension Plan were paid to David and Sigmund Freedman in the amounts of $62,564 and $68,675, respectively.


Options Granted During 2000

     The following table sets forth information for the Named Executive Officers with respect to grants of options to purchase Common stock of the Company made during the fiscal year ended December 31, 2000.


                      STOCK OPTION GRANTS IN FISCAL 2000
                               Individual Grants

                                                                                                  Potential Realizable Value
                                                                                                    at Assumed Annual Rates
                                                             % of                                       of Stock Price
                                                        Total Options     Exercise                  Appreciation for 5-Year
                                                           Granted       Price Per     Expira-         Option Term ($)(1)
                                           Options        in Fiscal        Share        tion     -----------------------------
Grantee Name                             Granted (#)         Year         ($/Sh.)       Date           5%             10%
--------------------------------------  -------------  ---------------  -----------  ----------  -------------  --------------
David Freedman (2) ...................      50,000      16.0%           $ 7.00       08/03/05             --              --
Sigmund Freedman (2) .................       7,500       2.4%           $ 7.00       08/03/05             --              --
Samuel Eichenbaum (3) ................      18,000       5.8%           $ 6.13       07/31/06             --              --
Dr. Lee Eppstein (3) .................      15,000       4.8%           $ 6.13       07/31/06             --              --
All Shareholders (4) .................          --        --               --              --     $7,709,716     $17,036,457
All Optionees (5) ....................     312,500     100.0%           $ 6.43             (6)            --              --
% of Total Shareholder Value .........          --        --               --              --             --              --

------------

(1) These amounts represent certain assumed rates of appreciation for a given exercise price only. Actual gains, if any, on stock option exercises and Common stock holdings are dependent on the future performance of the Common stock. There is no assurance that the amounts reflected will be realized.

(2) Consists of stock options granted pursuant to a non-qualified stock option plan at fair market value on the date of grant, exercisable 50% upon grant with the balance exercisable one year after date of grant, and expiring five years after date of grant.

(3) Consists of stock options granted under a non-qualified stock option plan at fair market value on the date of grant, exercisable in five equal installments commencing one year after date of grant and expiring six years after date of grant.

(4) Based on an aggregate of 6,115,557 shares of Common stock outstanding as of December 31, 2000, and a price per share of $4.563, the fair market value of the Company's Common stock at the close of business on such date.

(5) Exclusive of stock options granted to nonemployee directors, see page 7.

(6) Represents the actual exercise price of options granted during 2000; Options granted during 2000 will expire on the dates in 2005 or 2006 equal to five or six years from the dates of grant as the case may be.


Options Exercised During 2000 and Fiscal Year End Option Values

     The following table sets forth information concerning the 2000 fiscal year-end value of unexercised options for each of the Named Executive Officers based upon the closing price of $4.563 per share on December 31, 2000.



                                                                  Number of Unexercised          Value of Unexercised in
                                 Shares                                Options/SARs           the Money Options/SARs ($)(2)
                                Acquired          Value       ------------------------------  -----------------------------
Name                          on Exercise    Realized($)(1)    Exercisable    Unexercisable    Exercisable    Unexercisable
---------------------------  -------------  ----------------  -------------  ---------------  -------------  --------------
David Freedman ............          --               --         14,520            9,680          $6,255         $4,170
Sigmund Freedman ..........          --               --         14,520            9,680          $6,255         $4,170
Samuel Eichenbaum .........      15,372          106,963         10,053           12,755          $2,153         $3,102
Dr. Lee Eppstein ..........      10,760          105,437          7,633            9,125          $1,487         $2,102
Ezra Weisman ..............      12,525           16,377             --               --              --             --

------------
(1) Market value of underlying securities on date of exercise, minus the exercise price multiplied by the number of shares.

(2) Market value of underlying securities at fiscal year-end, minus the exercise price multiplied by the number of shares.

Report of the Compensation Committee of the Board of Directors


     The Compensation Committee of the Board of Directors establishes the compensation for the Corporation's executive officers. The Compensation Committee is composed of three non-employee directors, currently Mr. Ernest Gross, Mr. Kiyoshi Masuda and Dr. David Pramer, who have no interlocking relationships as to which applicable Securities and Exchange Commission rules require disclosure.

     The Corporation compensates its executive officers through a combination of base salary, bonus, periodic grants of stock options, the use of Corporation owned automobiles and split dollar life insurance. In addition, executive officers participate in benefit plans, including medical, dental, life insurance, pension and 401(k) plans, that are generally available to all of the Corporation's employees.


     Base salary levels for the Corporation's executive officers, are set generally to be competitive in relation to the salary levels of executive officers within the industry and other companies of comparable size and complexity. Base salary levels are also influenced by the performance of the Corporation with respect to growth in sales and net income, return on shareholders' equity, return on sales and assets, sales per employee and market capitalization. In addition, compensation is measured against published survey information. In reviewing the salary levels of the executive officers of the Corporation, the Compensation Committee takes into account the problem-solving ability required to satisfactorily fulfill the positions' assigned duties and responsibilities and the impact the positions have on the operation and profitability of the Corporation.

     For the year ended December 31, 2000, the compensation of David Freedman, the Chairman of the Board of the Corporation, consisted of a salary of $252,000. In addition, Mr. Freedman received 50,000 nonqualified stock options exercisable at $7.00 per share, the fair market value on the date of grant. Mr. Freedman has an Employment Agreement which expires December 31, 2001. Mr. Freedman did not participate in any decisions related to his compensation.

                               Submitted by the
               Compensation Committee of the Board of Directors

                                 Ernest Gross (Chairman)
                                 Kiyoshi Masuda
                                 Dr. David Pramer


Report of the Audit Committee of the Board of Directors

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Corporation's accounting functions and internal controls. The Audit Committee is composed of three (3) directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix B.

     Management is responsible for the Corporation's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2000 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee also received written disclosures from the independent accountants as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the aforementioned the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

                               The Audit Committee

                               Martin Siegel (Chairman)
                               Ernest Gross
                               Peter Schkeeper


Certain Relationships and Transactions

     David Freedman is the owner of Bio-Instrument Ltd., a foreign firm that acts as an agent for sales of the Corporation's products to customers in Israel, and earns commissions on those sales. During the year ended December 31, 2000, this firm earned commissions in the amount of $204,357 on purchases by customers in Israel of the Corporation's products. These commissions paid by the Corporation to Bio-Instrument Ltd. were comparable to commissions paid to unrelated distributors and sales representatives.

     The Corporation loaned Samuel Eichenbaum $51,250 in August 1998 for 10 years without interest in order to exercise options for 15,372 shares of the Corporation's Common stock. These shares of stock have been pledged to the Corporation to secure the loan.

                            STOCK PERFORMANCE CHART

     The following chart compares the yearly change in the cumulative total shareholder return on the Corporation's Common stock during the last five years ended December 31, 2000, with the cumulative total return of the Media General Composite Index and an index comprised of the Media General Industry Group 401
- Scientific Instruments. The comparison assumes that $100 was invested on December 31, 1995 in the Corporation's Common stock and in each of the other two indices.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                   AMONG NEW BRUNSWICK SCIENTIFIC CO., INC.
                            MEDIA GENERAL INDEX AND
                     MG SCIENTIFIC INSTRUMENTS GROUP INDEX


[GRAPHIC OMITTED]



                                      1995      1996         1997         1998         1999         2000
 --------------------------------------------------------------------------------------------------------
  The Corporation                      100     127.88       177.10       132.65       124.65       110.98

  MG Industry Group 401 - Scientific
  Instruments Index                    100     116.75       144.51       145.30       234.75       262.74

  Media General Index                  100     120.77       156.82       191.71       233.86       211.11


ITEM 2. PROPOSAL TO APPROVE AND ADOPT THE 2001 STOCK OPTION PLAN


     On March 14, 2001, the Board of Directors adopted, subject to the approval of the Shareholders, the 2001 Stock Option Plan for officers and key employees (the "2001 Plan") and directed that the Plan be submitted to a vote of the Shareholders at the Annual Meeting. A majority of the shares of Common stock voted at the meeting in person or by proxy must be voted in favor of the Plan in order for it to be effective.

     The 2001 Plan provides for the granting of options to purchase shares of the Corporation's Common stock, par value $.0625 per share, to be drawn from authorized but unissued stock. Two hundred thousand (200,000) shares are subject to the 2001 Plan, but the number of shares would be appropriately adjusted in the event of certain changes in the capital structure of the Corporation. Shareholders will have no pre-emptive rights with regard to shares allotted to the 2001 Plan. The purpose of the 2001 Plan is to attract and retain the services of experienced and talented persons as employees of the Corporation.

     The following is a brief summary of the 2001 Plan. The complete text is attached as Appendix A hereto.


Description of the Stock Option Plan

     The 2001 Plan is administered by a Committee appointed by the Board. The Committee consists of at least two persons who are Directors of the Corporation and who are not eligible to receive any options under the 2001 Plan and no member of the Committee may have received any such options for the one (1) year period prior to election to serve on the Committee. Participants are selected by the Committee on the basis of the Committee's judgment as to each person's overall contribution to the success of the Corporation. The Committee determines both the number of optionees and the number of shares to be optioned to any individual under the 2001 Plan. The Board of Directors is able to amend the 2001 Plan without further approval by the shareholders, except insofar as such approval is required by the 2001 Plan for amendments which materially modify the eligibility requirements for the receiving of options, increase the total number of shares covered by the Plan, or otherwise materially increase the benefits accruing to optionees.

     No options may be granted under the 2001 Plan after March 14, 2011. Options granted under the 2001 Plan may have an exercise period of up to ten years. The 2001 Plan provides that the Committee shall determine the time when any such options shall be exercisable. Generally, twenty percent (20%) of the options granted shall become exercisable one year after the grant date and twenty percent (20%) shall become exercisable each year thereafter until all options are exercisable at the end of five years, provided however, the Committee shall have the full discretion at the time of granting each option to make such options immediately exercisable on grant or subject to vesting over one or more specified periods of time different from the general vesting schedule.

     In the sole discretion of the Committee, it may accelerate the vesting schedule of any options issued under the 2001 Plan. In the event of a change in control of the Corporation by a single person or group of affiliated persons or entities, such options will vest immediately before the change in control.

     The 2001 Plan provides that when an optionee ceases to be an employee of the Corporation for any reason other than death, voluntary retirement after attaining age 65 or disability, all rights to exercise unexercised options cease, whether or not accrued at the date of termination. In the event of termination of an optionee's employment due to death, voluntary retirement or disability, all options which have become exercisable as of the date of the optionee's death may be exercised by the executor, administrator or beneficiary of the estate of such optionee, for a period of twelve (12) months or the unexpired term of the option (whichever is less). In no event can a stock option be exercised after 10 years from the date it is granted, or such earlier date as may be specified in the option. The options are not transferable except in the event of death.

     The exercise price per share of each option must be at least the fair market value on the date of grant which, generally, is the closing price for the Corporation's Common stock as quoted on the Nasdaq. Payment for the full number of shares covered by the portion of any option exercised will be made in full at the time of exercise. Payment can be made by delivery of cash, check, bank draft or postal or express money order. At the Committee's sole discretion, payment can be made by delivery of shares of the Corporation's Common stock having an aggregate fair market value equal to the portion of the option price outstanding or at the discretion of the Committee, by delivery of the Optionee's personal recourse note with such terms as the Committee may approve.


     No determination has been made with respect to future recipients of options under the 2001 Plan, and it is not possible to specify to whom such options may be granted, or the number of shares, within the limitations of the 2001 Plan, to be covered by such options.


     Options granted under the 2001 Plan are intended to be non-statutory options. Under current Federal income tax law, the grant of a non-transferable, non-statutory option generally is not a taxable event for the grantee or for the Corporation. Rather, the recipient of a non-statutory option generally realizes ordinary income upon exercise of the option in an amount equal to the excess of the fair market value of the stock acquired over the option price. The Corporation is entitled to claim a corresponding tax deduction, subject to the rules pertaining to the reasonableness of compensation and the withholding of income taxes, in an amount equal to the ordinary income realized by the grantee.

     The Corporation intends to file the necessary registration statements under the Securities Act of 1933 to cover the issuance of shares pursuant to exercise of options granted under the 2001 Plan so that such registration statements are effective prior to the exercise of options for those shares.


Management recommends a vote "FOR" adoption.


                             INDEPENDENT AUDITORS


     The Board of Directors has selected KPMG LLP as the Company's independent auditors to make an examination of the accounts of the Company for the fiscal year 2001. KPMG LLP has served as the independent auditors of the Company for many years. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

     The fees billed for services rendered for the Company by KPMG LLP for fiscal 2000 were as follows:



       Annual audit including foreign locations and reviews of the quarterly financial statements included in the Company's
       Forms 10-Q                                                      $184,000
       Financial Information Systems Design and Implementation
       Fees                                                            $     --
       All Other Fees (primarily tax services)                         $126,000


     The Audit Committee has considered whether the provision of the services covered under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining the auditor's independence.


                                 OTHER MATTERS


     Management does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.


                          2002 SHAREHOLDER PROPOSALS

     Shareholder proposals submitted for inclusion in the Proxy Statement of the Board of Directors for the 2001 Annual Meeting of Shareholders, must be received by the Corporation at 44 Talmadge Road, Edison, New Jersey 08818 on or before December 21, 2001.


                                    GENERAL

     The cost of this solicitation will be borne by the Corporation. Brokers will be asked to forward solicitation material to beneficial owners of stock and will be reimbursed for their out-of-pocket expenses.


                                            By Order of the Board of Directors




                                            ADELE LAVENDER, Secretary

                          ANNUAL REPORT ON FORM 10-K

     The Corporation will provide without charge to each shareholder who requests it in writing, a copy of its Annual Report on Form 10-K 405 for the year ended December 31, 2000, including the financial statements and schedules thereto (but without the exhibits thereto) filed with the Securities and Exchange Commission. The Corporation will furnish any exhibit to such Annual Report to any shareholder requesting the same upon payment of a fee equal to the Corporation's reasonable expenses in furnishing such exhibit. All requests for the Annual Report on Form 10-K 405 or exhibits thereto should be addressed to Samuel Eichenbaum, Vice President, Finance, New Brunswick Scientific Co., Inc. 44 Talmadge Road, Edison, New Jersey 08818-4005.

                                 Appendix "A"

                      NEW BRUNSWICK SCIENTIFIC CO., INC.
                      2001 NONQUALIFIED STOCK OPTION PLAN
                                      FOR
                          OFFICERS AND KEY EMPLOYEES
                                   ARTICLE 1

                               NAME AND PURPOSE


     1.1 Name. The name of the stock option plan (the "Plan") shall be the New Brunswick Scientific Co., Inc. 2001 Nonqualified Stock Option Plan.

     1.2 Purpose. The Plan is intended to enable New Brunswick Scientific Co., Inc. (the "Company") to attract and retain experienced and exceptional executive employees with managerial and analytical talent, upon whom, in large measure, the sustained progress, growth and profitability of the Company depends. Accordingly, the Plan is intended to provide them with favorable opportunities to purchase equity in the Company through the grant of nonqualified stock options (the "Options"), thereby encouraging them to contribute to the Company's future success and prosperity, and enhancing the value of the Company for the benefit of its other share owners.


                                   ARTICLE 2

                          SHARES SUBJECT TO THE PLAN


     2.1 Number of Shares. The stock subject to options issued under this Plan shall be shares of the Company's Common stock, par value $.0625 per share (the "Shares"). The total amount of Shares with respect to which options may be granted shall be 200,000 shares, subject to adjustment in accordance with the provisions of Section 2.2. Shares issuable under the Plan shall be authorized but unissued Shares of the Company. If any Option granted under the Plan expires or otherwise terminates, in whole or in part, without having been exercised, the Shares subject to the unexercised portion of such Option shall be available for the granting of Options under the Plan as fully as if such Shares had never been subject to an Option.

     2.2 Adjustments. The number of Shares that may be issued under the Plan, as stated in Section 2.1, and the number of Shares issuable upon exercise of outstanding Options under the Plan (as well as the exercise price per share under such outstanding Options shall be equitably adjusted by the Committee (referred to in Section 3.2) to reflect: (a) any stock dividend or stock split,
(b) any subdivision or combination of outstanding shares or (c) any other reorganization or change in the stock or capital structure of the Company in connection with which the Company issues additional shares of capital stock without receiving any consideration therefor.


                                   ARTICLE 3

                            ADMINISTRATION OF PLAN


     3.1 Stock Options. As used in the Plan, the term "Options" or "nonqualified stock options" means options that are not intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended from time to time (the "Code").


     3.2 Committee Authority in General. Except as otherwise provided below, the Plan shall be administered by a Stock Option Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"). The Committee shall have full authority to establish, from time to time, such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to make such determinations and interpretations under or in connection with the Plan and the Options granted hereunder, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its stockholders, employees (including former employees), and directors, and any related corporation, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

     3.3 Committee Members. The Committee shall be composed of at least two (2) persons who are members of the Board of Directors. No member of the Committee may receive any options under the Plan, and no member may have received any such options for a period of at least one (l) year prior to his or her election to serve on the Committee. The Board may from time to time remove members from, or add members to, the Committee. The Board may on its own motion, amend the requirements, for eligibility for service on the Committee as may be reasonably required, in the judgment of the Board, in order to qualify each member of the Committee as a "disinterested person," as defined in the regulations of the Securities and Exchange Commission pertaining to Section 16(b) of the Securities Exchange Act of 1934.


     3.4 Actions of the Committee. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and a vote of the majority of those members present at any meeting, or acts approved in writing by a majority of the Committee, shall decide any question before the Committee.


     3.5 Exoneration. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under this Plan, except those resulting from such member's gross negligence or willful misconduct.


     3.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the Company shall defend, indemnify and hold harmless the members of the Committee against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts paid or payable by them in settlement thereof provided such settlement is approved by independent legal counsel selected by the Company or paid or payable by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith on the part of the Board or Committee member seeking indemnification hereunder, provided that upon the institution of any such action, suit or proceeding a Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such committee member undertakes to handle and defend it on her or his own behalf.


                                   ARTICLE 4

                                  ELIGIBILITY


     The persons eligible to participate in the Plan shall be executive, managerial, or supervisory employees (except any employee who may be ineligible as a result of his or her appointment to the Committee) of the Company and its subsidiary companies who may be designated by the Committee. The persons eligible to receive Options under the Plan are referred to in this Plan as "Eligible Individuals." The Committee shall have the full discretion and authority to determine the persons to whom Options shall be granted under the Plan and to recommend the date of grant and the other conditions thereof, subject to the express terms of this Plan.


                                   ARTICLE 5

                                 OPTION TERMS


     5.1 Price of Options. The purchase price per Share (the "Option Price") under each Option granted under the Plan shall be determined and fixed by the Committee in its discretion, but shall not be less than the fair market value of such Shares on the date of grant of such Option. The fair market value of a Share on any day shall mean (a) the last reported closing price of a Share as quoted by Nasdaq and reported in The Wall Street Journal (or other reputable financial publication, in the event The Wall Street Journal is unavailable); or
(b) if at any time the Company's Common stock is not eligible for quotation on Nasdaq, such other method of determining fair market value as shall be permitted by the Code or the rules or regulations thereunder, and adopted by the Committee from time to time.


     5.2 Maximum Exercise Period. The Committee shall fix the term of all Options, provided that such term shall not exceed ten years from the date of grant of such Option (the "Expiration Date").

     5.3 Installment Exercise. On the grant of each Option under this Plan (the "Grant Date"), the Committee shall determine the time when any of such Options shall be exercisable. Generally, twenty percent (20%) of the Options granted shall become exercisable one (1) year after the Grant Date and twenty percent (20%) shall become exercisable each year thereafter until all Options are exercisable at the end of five years, provided, however, the Committee shall have the full discretion at the time of granting each Option to make such Options immediately exercisable on grant or subject to vesting over one or more specified periods of time different from the general vesting schedule. The time at which such Options shall become exercisable, in whole or in part, shall be set forth in the Nonqualified Stock Option Agreement described in Section 5.10 below. An Option may be exercised as to less than the full amount of Shares then available for purchase under the Option, but must be exercised in multiples of full shares of stock. An Option may not be exercised more than ten times during the term of the Option.

     5.4 Payment. The Option Price shall be payable: (a) in cash or by check, bank draft, or postal or express money order, (b) at the discretion of the Committee, through delivery of shares of Common stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Committee, by delivery of the optionee's personal recourse note with such terms as the Committee may approve, or (d) at the discretion of the Committee, by any combination of (a), (b) and
(c) above. The Committee shall set forth in the Nonqualified Stock Option Agreement, the form of permitted payment of the exercise price. Notwithstanding the foregoing, the Committee, in its sole discretion, may amend any outstanding Nonqualified Stock Option Agreement to permit one or more of the additional forms of payment set forth in (b), (c) or (d) above by providing written notice of such amendment to the optionee.

     5.5 Method of Exercise. An Option, or portion of an Option, shall be exercised by delivery of a written notice of exercise to the Company, accompanied by payment in full of the purchase price for the Shares with respect to which the Option is exercised. Until such Shares are issued, the holder of the Option shall have none of the rights of a share owner. In its discretion, the Committee may require that the exercise of an Option be conditioned upon the execution by the optionee of a written election under
Section 83(b) of the Code.

     5.6 Transferability. No Option shall be assignable or transferable by an optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the optionee, the Option shall be exercisable only by him, or in the event of his legal disability by his legal representative.

     5.7 Termination of Employment. If an optionee ceases to be employed by the Company for any reason other than death, voluntary retirement after attaining age 65 or disability (as described in Section 5.9 below) prior to the Expiration Date of any Options, such unexercised Option shall terminate as of the date of such termination of employment.

     5.8 Death of Optionee. If an optionee dies while an employee of the Company and if on the date of death an optionee holds an Option that is not fully exercised, then for a period of twelve (12) months after the optionee's death or the unexpired term of the Option, whichever is less, the Option may be exercised by the executor or administrator of the optionee or by any person who acquires the Option from the optionee by bequest or inheritance, to the extent that the optionee could have exercised such Option on the date of his or her death.

     5.9 Retirement or Disability of Optionee. If an optionee ceases to be employed by the Company or its subsidiary corporations by reason of voluntary retirement after attaining the age of 65 or by reason of disability and if on the date of termination of employment the optionee holds an Option that is not fully exercised, then for a period of twelve (12) months after the date of termination of employment or the unexpired Option term, whichever is less, the Option may be exercised to the extent that the optionee had the right to exercise such Option as of the date of termination of employment. If such optionee dies within twelve (12) months after the date of termination of employment and if on the date of his death he held an Option that is not fully exercised, then to the extent and for the period that the optionee could have exercised the Option under this Section 5.9 had he survived, the Option may be exercised by the executor or administrator of the optionee or by any person who acquires the Option from the optionee by bequest or inheritance. A "disability" shall, for all purposes under this plan, be defined as set forth in Section 105(d)(4) of the Internal Revenue Code of 1986, as amended.

     5.10 Option Agreement and Further Conditions. As soon as practicable after the grant of an Option, each optionee shall enter into, and be bound by the terms of, a nonqualified stock option agreement (the "Nonqualified Stock Option Agreement") which shall state the number of Shares to which the Option pertains. The Nonqualified Stock Option Agreement shall set forth such terms, conditions and restrictions regarding the Option not inconsistent with the Plan as the Committee shall determine. Without limiting the generality of the foregoing, the Committee, in its discretion, may impose further conditions upon the exercisability of Options and restrictions on transferability with respect to Shares issued upon exercise of Options.

     5.11 Accelerated Vesting. (a) Notwithstanding and in addition to 5.11(b) below, at any time, and from time to time, in the sole discretion of the Committee, the Committee may accelerate the vesting schedule of any Options issued under this Plan. Where the Committee determines that it shall accelerate the vesting of any option, it shall notify the affected optionee in writing.


     (b) In the event of a "Change in Control" of the Company, any Options not yet exercisable shall immediately vest and become exercisable. For purposes of this Agreement, "Change in Control" means the acquisition of the beneficial ownership of a majority of the voting securities of the Company and/or substantially all of the assets of the Company by a single person or entity or a group of affiliated persons or entities. Such Options shall vest immediately before the Change in Control.


                                   ARTICLE 6

                           MISCELLANEOUS PROVISIONS


     6.1 Registration of Shares. The Company may, but shall not be obligated to, register the Options or the Shares received upon exercise of an Option, or both, with the Securities and Exchange Commission and any state securities law commission or agency. In the absence of such registration, both the Options and the Shares:


       (i) will be issued only pursuant to an exemption from registration;


       (ii) cannot be sold, pledged, transferred or otherwise disposed of in the absence of an effective registration statement or an opinion of counsel satisfactory to the Company that such registration is not required; and


       (iii) will bear an appropriate restrictive legend setting forth the statement contained in subparagraph (ii) above.


     The Company shall not be required to sell or issue any Shares under any Option if the issuance of such Shares would, in the judgment of the Company, constitute or result in a violation by the Optionee or the Company of any provision of law or regulation of any governmental agency. The Company at its discretion, may require the optionee to sign, when exercising an Option, an investment letter satisfactory to the Company.


     6.2 Application of Funds. The funds received by the Company upon the exercise of Options and otherwise under the Plan shall be used for general corporate purposes as permitted by law.


     6.3 Withholding of Taxes. The obligation of the Company to deliver Shares upon the exercise of any Option shall be subject to any applicable Federal, state and local tax withholding requirements.


     6.4 Governing Law. This Plan shall, to the maximum extent possible, be governed by the laws of the State of New Jersey.


     6.5 Employment Rights. The grant of an Option under this Plan shall not impose on the Company or its subsidiary corporations any obligation to continue to employ any optionee, and the right of the Company or its subsidiary corporations to terminate the employment of any person shall not be diminished or affected by reason of such grant of an Option.


                                   ARTICLE 7

                           AMENDMENT AND TERMINATION


     7.1 Authority of Board of Directors. Except as otherwise provided in
Section 7.2, the Board at any time, and from time to time, may suspend or discontinue the Plan or amend it in any respect as the Board may deem appropriate and in the best interests of the Company; provided, however, that no such suspension, discontinuance or amendment shall materially impair the rights of any holder of any Option granted under this Plan prior to such amendment, suspension or termination, without the consent of such holder.

     7.2 Shareholder Approval of Amendments. No amendment of this Plan shall be made which would, without the approval of the shareholders holding at least a majority of the outstanding shares of the Company voted at a meeting of such shareholders: (a) materially increase the benefits accruing to participants under the Plan; (b) increase the number of Shares that may be issued under the Plan (except for adjustments permitted or required under Section 2.2 above); materially modify the requirements as to eligibility for participation in the Plan; or (d) extend the term during which Options may be granted or exercised.

     7.3 Termination. No Options may be granted after ten years after the date on which this Plan was approved by the Board, provided, however, that the Plan and all outstanding Options shall remain in effect until such Options have expired or vested, as the case may be, or are terminated in accordance with the Plan.


                                   ARTICLE 8

                    SHAREHOLDER APPROVAL AND EFFECTIVE DATE

     This Plan is subject to the approval of the holders of at least a majority of the votes cast by the holders of shares entitled to vote thereon, which approval shall be obtained at the annual shareholder's meeting following the adoption of the Plan by the Board. If the shareholders shall not approve the Plan as aforesaid, the Plan shall not be effective, and any and all actions taken prior thereto shall be null and void or shall, if necessary, be deemed to have been fully rescinded.

                                    Appendix "B"

                      NEW BRUNSWICK SCIENTIFIC CO., INC.

           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


 I. Audit Committee Purpose

   The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

    o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

    o Monitor the independence and performance of the Company's independent auditors and internal auditing function.

    o Provide an avenue of communication among the independent auditors, management, the internal auditing function, and the Board of Directors.

    o   Report to the Board of Directors.

    o Encourage adherence to, and continuous improvement of, the Company's policies, procedures, and practices at all levels.

    o   Review areas of potential significant financial risk to the Company.

    o   Monitor compliance with legal and regulatory requirements.

   The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.


 II. Audit Committee Composition and Meetings

   Audit Committee members shall meet the requirements of the NASD/AMEX Exchange. The Audit Committee shall be comprised of three directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

   Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

   The Committee shall meet during the year on an as needed basis. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

     Review Procedures

   1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

   2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

   3. In consultation with the management, the independent auditors consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing function together with management's responses.

   4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

     Independent Auditors

   5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

   6. Approve the fees and other significant compensation to be paid to the independent auditors.

   7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

   8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

   9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

  10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

      o Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used in the preparation of the Company's financial statements.

      o Discuss with the independent auditors the clarity of the financial disclosure practices used or proposed by the Company.

      o Inquire as to the independent auditors' views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

   Legal Compliance

   11. On at least an annual basis, get verification and review as necessary with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

   12. Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

     Other Audit Committee Responsibilities

   13. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

   14. Perform any other activities consistent with this Charter, the Company's by-laws, and governing laws, as the Committee or the Board deems necessary or appropriate.

   15. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

   16. Review financial and accounting personnel succession planning within the Company.

   17. Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

--------------------------------------------------------------------------------

          This Proxy is Solicited on behalf of the Board of Directors

                       NEW BRUNSWICK SCIENTIFIC CO., INC.

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 30, 2001

     The undersigned hereby constitutes and appoints David Freedman and Sigmund Freedman, and each of them, proxies of the undersigned, with full power of substitution to represent and vote, as designated on the reverse side, all shares of the Common stock of New Brunswick Scientific Co., Inc. (the "Corporation") which the undersigned could represent and vote if personally present at the Annual Meeting of Shareholders of the Corporation to be held on May 30, 2001, and at any adjournment thereof.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                       NEW BRUNSWICK SCIENTIFIC CO., INC.

                                  May 30, 2001


               | Please Detch and Mail in the Envelope Provided |

--------------------------------------------------------------------------------

      Please mark your
A /X/ votes as in this
      example.


           MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW

                                      FOR   WITHHELD
1. Election of                        / /     / /                 CLASS        NOMINEES             TERM EXPIRES
   Directors                                                      -----        --------             -------------
                                                                  Class II     Sigmund Freedman     2004 Annual Meeting
                                                                  Class II     Daniel B. Van Riper  2004 Annual Meeting
For, except vote withheld from the following nominee(s):          Class II     Dr. David Premer     2004 Annual Meeting

______________________________________________________






                                                   FOR     AGAINST     ABSTAIN
 2. The approval and adoption of the New           / /       / /         / /
    Brunswick Scientific Co., Inc. 2001
    Nonqualified Stock Option Plan for
    Officers and Key Employees.

Management Recommends A Vote FOR Proposal 2
Listed Above.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE
ENCLOSED ENVELOPE.


___________________________________________  Date ________________________ 2001
                SIGNATURE

___________________________________________  Date ________________________ 2001
       SIGNATURE IF HELD JOINTLY

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).